SUMMIT THERAPEUTICS INC. S-3/A

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Summit Therapeutics Inc. of our report dated March 31, 2021 relating to the financial statements, which appears in Summit Therapeutics Inc.'s Form 10-K/A for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Reading, United Kingdom
January 20, 2023